UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 4, 2011

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

001-15046 (Commission File Number)	88-0404114 (IRS Employer Identification No.)

10 Huangcheng Road (N), Longku, Shandong Province, PRC    265701
(Address of principal executive offices and zip code)

(011-86) 535-8951-567
(Registrant’s telephone number including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 4, 2011, New Dragon Asia Corp. (the “Company”) received a notice from NYSE Amex, LLC (the “Exchange”) indicating that the Exchange intends to suspend trading in the common stock of the Company and to apply to the Securities and Exchange Commission to delist the Company’s common stock because the Company is not in compliance with certain of the Exchange’s continued listing standards.  Furthermore, because of the nature and severity of the continued listing deficiencies, the Exchange has indicated that it will truncate the procedures regarding continued listing evaluation and follow-up as specified in Section 1009 of the NYSE Amex Company Guide (the “Company Guide”).

The staff of the Exchange (the “Staff”) has informed the Company that it is not in compliance with the following continued listing standards:

•	Sections 132(e) and 1003(d) of the Company Guide, in that the Company failed to adequately respond to the Exchange’s information requests;

•	Section 704 of the Company Guide, in that the Company failed to hold an annual meeting during the 2010 fiscal year;

•
Section 301 of the Company Guide, in that the Company has failed to provide a supplemental listing application in relation to all issued shares that have not been previously authorized by the Exchange;

•
Section 1003(f)(v) of the Company Guide, in that the Exchange informed the Company on October 5, 2010 that the selling price of the Company’s Class A common stock was abnormally low and that the selling price continues to be abnormally low and it is unclear when the Company will be able to hold a shareholders’ meeting to obtain the authorization for a reverse stock split to cure this deficiency; and

•
Section 1003(f)(iii) of the Company Guide, in that the Company or its management has engaged in operations, which, in the opinion of the Exchange, are contrary to the public interest by invalidly issuing approximately 19.5 million shares (the “Excess Shares”) in excess of the 100 million shares authorized for issuance under the Company’s certificate of incorporation.  The Company has failed to provide a satisfactory response as to how and when it will resolve the problem of the Excess Shares as it is unclear when the Company will be able to hold its annual meeting and whether the proposed ratification of the issuance of the Excess Shares at that meeting would be effective under Florida law.

The Company intends to request an oral hearing before an Exchange Listing Qualifications Panel to appeal the Staff’s determination. There can be no assurance that the Company’s request for continued listing will be granted.

The Company’s ability to hold its 2010 annual meeting of stockholders is subject to clearance by the Securities and Exchange Commission of the Company’s preliminary proxy statement on Schedule 14A relating to the 2010 annual meeting of stockholders.

The Company issued a press release related to this matter, which is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description

	99.1	Press Release, dated February 10, 2011, issued by New Dragon Asia Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Dragon Asia Corp.

By:	/s/ Ling Wang
Name: Ling Wang
Title: Chief Financial Officer

Dated: February 10, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 10, 2011, issued by New Dragon Asia Corp.